Exhibit 99.1

INDEPENDENT AUDITORS' REPORT

To the Member of

SleepHealth, LLC and Subsidiaries

Monroe, Georgia

We have audited the accompanying consolidated balance sheets of SleepHealth, LLC and subsidiaries (the "Company") as of December 31, 2011 and 2010, and the related consolidated statements of operations, changes in member’s equity (deficit), and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements referred to above are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SleepHealth, LLC and subsidiaries as of December 31, 2011 and 2010, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has incurred historical losses and management expects the Company will continue to incur operating losses and negative cash flows. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Habif, Arogeti & Wynne, LLP

Atlanta, Georgia.

December 14, 2012

F-1

SleepHealth, LLC and Subsidiaries

Consolidated Balance Sheets

December 31,

ASSETS
	2011	2010
CURRENT ASSETS
Cash	$22,024	$13,763
Accounts receivable, net of allowance for uncollectible amounts of $10,830 and $20,697 at December 31, 2011 and 2010, respectively	163,166	233,637
Prepaid expenses	3,683	-
TOTAL CURRENT ASSETS	188,873	247,400

PROPERTY AND EQUIPMENT, NET	128,849	210,648

DEPOSITS	1,500	-

TOTAL ASSETS	$319,222	$458,048

LIABILITIES AND MEMBER'S EQUITY (DEFICIT)

CURRENT LIABILITIES
Lines of credit	$72,286	$77,575
Accounts payable	31,009	27,916
Accrued compensation	23,831	9,605
Accrued expenses	28,280	29,857
Current maturities of notes payable	109,600	85,568
Advances from member	13,209	3,209
TOTAL CURRENT LIABILITIES	278,215	233,730

Notes payable, net of current maturities	54,603	65,444

TOTAL LIABILITIES	332,818	299,174

COMMITMENTS AND CONTINGENCIES

MEMBER'S EQUITY (DEFICIT)
Noncontrolling interest	-	104,848
Member's equity (deficit)	(13,596)	54,026

TOTAL MEMBER'S EQUITY (DEFICIT)	(13,596)	158,874

TOTAL LIABILITIES AND MEMBER'S EQUITY (DEFICIT)	$319,222	$458,048

See the accompanying notes to the consolidated financial statements.

F-2

SleepHealth, LLC and Subsidiaries

Consolidated Statements of Operations

For the Years Ended December 31,

	2011	2010

REVENUE	$1,270,579	$1,221,020

COST OF REVENUE	969,991	949,815
Gross Profit	300,588	271,205

OPERATING EXPENSES
Sales and marketing	13,855	5,974
General and administrative	327,226	281,870
Total Operating Expenses	341,081	287,844

LOSS FROM OPERATIONS	(40,493)	(16,639)

OTHER INCOME (EXPENSE)
Interest expense	(26,045)	(44,340)
Other income	36	372
Total Other Income (Expense)	(26,009)	(43,968)

NET LOSS	$(66,502)	$(60,607)

Attributable to:
Controlling member	$(54,198)	$(37,833)
Noncontrolling interests	$(12,304)	$(22,774)

See the accompanying notes to the consolidated financial statements.

F-3

SleepHealth, LLC and Subsidiaries

Consolidated Statement of Changes in Member's Equity (Deficit)

For the Years Ended December 31, 2011 and 2010

	Member's Equity	Noncontrolling Interest	Total

Beginning balance, December 31, 2009	$122,071	$138,597	$260,668
Net loss	(37,833)	(22,774)	(60,607)
Distributions to member	(30,212)	(10,975)	(41,187)
Ending balance, December 31, 2010	54,026	104,848	158,874
Net loss	(54,198)	(12,304)	(66,502)
Distributions to member	(4,191)	(1,702)	(5,893)
Acquisition of noncontrolling interest	(9,233)	(90,842)	(100,075)

Ending balance, December 31, 2011	$(13,596)	$0	$(13,596)

See the accompanying notes to the consolidated financial statements.

F-4

SleepHealth, LLC and Subsidiaries

Consolidated Statements of Cash Flows

For the Years Ended December 31,

	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(66,502)	$(60,607)
Adjustment to reconcile net loss to cash used in operating activities
Depreciation	82,592	118,190
Increase (decrease) in working capital items
Accounts receivable	70,471	119,211
Shareholder advances	10,000	(15,805)
Accounts payable	3,093	(2,545)
Accrued compensation and expenses	12,650	(7,337)
Other	(5,184)	10,907

Net cash provided by operating activities	107,120	162,014

CASH FLOWS FROM INVESTING ACTIVITIES
Equipment purchased	(792)	(47,102)

Net cash used in investing activities	(792)	(47,102)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on equipment loans	(56,212)	(31,602)
Proceeds from equipment loan	-	10,567
Payments on lines of credit	(5,289)	(36,754)
Distributions to member	(5,893)	(41,187)
Payments on loan from former non-controlling interest	(30,673)	(9,056)

Net cash used by financing activities	(98,067)	(108,032)

NET INCREASE IN CASH	8,261	6,880

CASH - BEGINNING OF YEAR	13,763	6,883

CASH - END OF YEAR	$22,024	$13,763

CASH PAID DURING THE YEAR FOR
Interest	$26,045	$44,340

SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES

On June 15, 2011, the Company purchased the outstanding ownership interest in SleepHealth

North Carolina, LLC with a note payable in the amount of $108,0000.  See Note 7.

See the accompanying notes to the consolidated financial statements.

F-5

SleepHealth, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

NOTE 1- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

History and Nature of Business

SleepHealth, LLC (the “Company”) was organized in 2002 by Ailene Miller as a limited liability company in the state of Georgia. Ms. Miller is the sole owner of SleepHealth, LLC. The Company provides sleep management services to patients in hospitals and physicians’ offices in the state of Georgia.

SleepHealth North Carolina, LLC was organized in 2007 as a limited liability company, also in the state of Georgia, and was owned equally by the Company and Michael Dyer. SleepHealth North Carolina, LLC provides sleep management services to patients in hospitals and physicians’ offices in the states of North Carolina and South Carolina. In June 2011, the Company purchased Mr. Dyer’s ownership interest in SleepHealth North Carolina, LLC (Note 7).

Principles of Consolidation

The consolidated financial statements are composed of SleepHealth, LLC, SleepHealth North Carolina, LLC, SleepHealth Texas, LLC, (“Texas”), SleepHealth Partners, LLC and Children’s Sleep Centers, Inc. (collectively “the Company”). All material intercompany transactions have been eliminated. Operations for SleepHealth Texas, LLC were discontinued in 2010 and it was administratively dissolved in September 2012. Revenue from Texas was never material and a separate presentation of discontinued operations has not been provided. SleepHealth Partners, LLC and Children’s Sleep Centers, Inc. had no activity during 2010 when both entities were administratively dissolved.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures.  Although these estimates are based on management’s best knowledge of current events and actions the Company may undertake in the future, actual results could differ from these estimates. Examples include allowance for uncollectible accounts, lives assigned to property and equipment and estimates of accrued expenses.

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from its customers.  Management provides for uncollectible amounts through a charge to earnings and a credit to an allowance for doubtful accounts based upon its assessment of the current status of individual accounts.  Balances that are still outstanding after management has performed reasonable collection efforts are written off through a charge to the allowance and a credit to accounts receivable.  As of December 31, 2011 and 2010, the Company has provided for uncollectible amounts of $10,830 and $20,697, respectively.  Management grants credit to customers without requiring collateral.  The amount of accounting loss for which the Company is at risk in these unsecured accounts receivable is limited to their carrying value.

Property and Equipment

Property and equipment is stated at cost.  Depreciation is provided by the use of the straight-line and accelerated methods for financial and tax reporting purposes, respectively, over the estimated useful lives of the assets, generally 5 years for equipment and 7 years for furniture and fixtures.

Property and equipment is evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, an impairment loss is recognized in the amount that the carrying amount of the asset exceeds its fair value.  Fair value is determined based on discounted future net cash flows associated with the use of the asset.

F-6

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash, accounts receivable, accounts payable, accrued expenses, lines of credit, equipment loans, member advances, and non-controlling interest notes payable.  The carrying values of all the Company’s financial instruments approximate fair value because of their short maturities. In addition to the short maturities, the carrying amounts of our lines of credit and equipment loans approximate fair value because the interest rates approximate market interest rates for the respective borrowings.

Income Taxes

The Company operates as a limited liability company (“LLC”). As such, the net income or loss from the Company flows through to the members and they are taxed on their proportionate share of the LLC’s taxable income. Therefore, no provision or liability for federal or state income taxes related to the LLC is included in these consolidated financial statements.

Tax benefits arising from an uncertain tax position can only be recognized for financial reporting purposes if, and to the extent that, the position is more likely than not to be sustained in an audit by the applicable taxing authority.  There were no material unrecognized tax benefits and related tax liabilities at December 31, 2011 and 2010. Penalties related to uncertain tax positions would be recorded as a component of general and administrative expenses. Interest relating to uncertain tax positions would be recorded as a component of interest expense. The Company is no longer subject to income tax examinations for calendar years prior to 2008.

Revenue

Revenue is attributable to fees for providing services, primarily sleep disorder testing, therapeutic titrations and clinical management. Most agreements include a fee per patient and type of study performed. The agreements may also include a fixed monthly fee for equipment. Fees associated with services are recognized in the period services are rendered and earned under service arrangements with clients where service fees are fixed or determinable and collectability is reasonably assured. Service fees are determined based on written price quotations or service agreements having stipulated terms and conditions that do not require management to make any significant judgments or assumptions regarding any potential uncertainties.

Cost of Revenue

Cost of revenue consists primarily of personnel and medical supplies costs incurred in the delivery of the service.

NOTE 2 – LIQUIDITY AND GOING CONCERN

The Company's consolidated financial statements are prepared using the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America and have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business.  However, the Company incurred losses during the years ended December 31, 2011 and 2010.  At December 31, 2011, the Company had cash of $22,024 and a deficit in working capital of $89,342.  Further, at December 31, 2011, the member’s deficit amounted to $13,596.  As a result of the Company's history of losses and financial condition, there is substantial doubt about the ability of the Company to continue as a going concern.

A successful transition to attaining profitable operations is dependent upon obtaining sufficient financing to fund the Company’s planned expenses and achieving a level of revenue adequate to support the Company’s cost structure.  Management plans to finance future operations through the use of cash on hand and increased revenue.

There can be no assurances that the Company will be able to achieve its future projected level of revenues.  If the Company is unable to achieve its projected revenue and is not able to obtain alternate additional financing of equity or debt, the Company would need to reorient its operations, which could have a material adverse effect on the Company’s ability to achieve its business objectives.  The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts classified as liabilities.

F-7

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31:

	2011	2010

Equipment	$513,845	$513,052
Furniture and fixtures	69,243	69,243
	583,088	582,295
Accumulated depreciation	(454,239)	(371,647)

	$128,849	$210,648

Depreciation expense for the years ended December 31, 2011 and 2010 was $82,592 and $118,190, respectively.

NOTE 4 – LINES OF CREDIT

In July 2007, the Company executed an unsecured line of credit with a principal amount up to $50,000. Interest is computed at the Wall Street Journal prime rate + 1.10% and is payable monthly. Interest paid under this line of credit was $2,370 and $2,318 for the years ended December 31, 2011 and 2010, respectively. The interest rate in 2011 and 2010 was 4.35%. The note is payable upon demand. Balances outstanding were $49,739 and $50,180 at December 31, 2011 and 2010, respectively.

There are several other revolving short-term lines of credit with interest rates ranging from 10 to 27%.

F-8

NOTE 5 – NOTES PAYABLE

		2011	2010
1)	A $53,000 non-controlling interest note payable to a former business partner, unsecured and non-interest bearing but with imputed interest at the rate of 6% per annum, to be paid in monthly installments of $1,000 each through August 2013.	$20,784	$30,351

2)	A $108,000 non-controlling interest note payable to a former business partner, unsecured and non-interest bearing but with imputed interest at the rate of 6% per annum, to be paid in monthly installments of $3,500 each through December 2013.	78,970	-

3)	Equipment loans totaling approximately $163,000, bearing interest in the range of 11.7-12.3% per annum, payment amounts ranging from $349 - $959 per month, payoff dates occurring between 2012 and 2013; secured by related equipment.	64,449	120,661

		164,203	151,012

	Less current portion	109,600	85,568
	Total long-term debt	$54,603	$65,444

Future maturities of long-term debt are as follows:

Years ended	Amount
2012	$109,600
2013	54,603
$164,203

NOTE 6 – COMMITMENTS

Operating Leases

The Company is obligated under operating leases for its corporate office and a sleep lab located in Monroe, GA expiring in December 2012. During 2011 and 2010, the Company had operating leases for a sleep lab in Macon, GA and one in Columbus, GA. The Macon lease terminated in October 2011 and the Columbus lease terminated in November 2012. The locations are now being leased month-to-month.

Aggregate minimum future lease payments are as follows:

Years Ending	Amount
2012	$19,947

Rent expense approximating $43,000 and $33,000 is included in cost of services for the years ended December 31, 2011 and 2010, respectively.

F-9

NOTE 7 – MEMBER’S EQUITY

On June 15, 2011, Michael Dyer, the member owning 50% of SleepHealth North Carolina, LLC, entered into a purchase agreement (“Agreement”) with the Company to sell his ownership interest. Terms of the Agreement included a non-interest bearing note payable in the amount of $108,000 (Note 5), payable as follows: $3,000 payable on June 10, 2011, and the remaining $105,000 payable over the next 30 consecutive months at $3,500 per month. The amount of the note after discounting for imputed interest was $100,075. The note eliminates the equity interest of Michael Dyer. The difference between the discounted note and the carrying value of the equity interest at the time decreased member’s equity.

The purchase of Mr. Dyer’s interest has been accounted for as a change in a noncontrolling interest. No adjustment was made to the carrying amounts of the assets and liabilities of SleepHealth North Carolina, LLC as a result of the acquisition of Mr. Dyer’s interest.

NOTE 8 – RELATED PARTY TRANSACTIONS

In 2004, Children’s Sleep Centers, Inc. was organized as a Georgia Corporation, 80% owned by the Company and 20% by Michael Hibbard. On March 20, 2009, the Company entered into a purchase agreement to acquire Hibbard’s ownership interest for a $53,000 non-interest-bearing promissory note (Note 5), payable at $1,000 per month, beginning April 15, 2009. An imputed interest rate of 6% was applied to this note. No activity ever occurred in Children’s Sleep Centers, Inc. and on September 6, 2010, it was administratively dissolved.

Short-term advances to the Company to fund operations were made by the member in the amounts of $39,000 and $7,500 during 2011 and 2010, respectively. The Company made payments on these advances to the member in the amounts of $29,000 and $23,305 during 2011 and 2010, respectively.

NOTE 9 – MAJOR CUSTOMERS AND VENDORS

Major customers and vendors are defined as a customer or vendor from which the Company derives at least 10% of its revenues and cost of revenues, respectively.

None of the Company’s customers or vendors met the threshold for definition of major customers or major vendors during 2011 or 2010.

NOTE 10 – SUBSEQUENT EVENTS

The Company evaluated subsequent events through December 14, 2012, when these consolidated financial statements were available to be issued. The Company is not aware of any significant events, other than the event described below that would require disclosure or have a material impact on the consolidated financial statements.

On September 13, 2012, the Company entered into an LLC Ownership Interest Purchase Agreement with Vystar Corporation and sold all outstanding membership and ownership interests of the Company for consideration of:

•	$53,734 cash
•	a promissory note in the principal amount of $33,735 payable in 12 equal monthly payments together with interest at an annual rate of 5%
•	636,098 shares of Vystar Corporation Common Stock.
•	In addition, Vystar Corporation agreed to pay an additional $40,993 in the event that SleepHealth’s EBITDA (earnings before interest, taxes, depreciation and amortization) for the year ended December 31, 2012, is equal to or greater than $129,140.

F-10

SleepHealth, LLC and Subsidiaries
Consolidated Balance Sheets
June 30,
(unaudited)

ASSETS
	2012	2011
CURRENT ASSETS
Cash	$22,076	$27,898
Accounts receivable, net of allowance for uncollectible amounts of $49,510 and $20,000 for 2012 and 2011, respectively	169,605	193,544
Prepaid expenses	9,569	19,122
TOTAL CURRENT ASSETS	201,250	240,564

PROPERTY AND EQUIPMENT, NET	139,629	167,233

TOTAL ASSETS	$340,879	$407,797

LIABILITIES AND MEMBER'S EQUITY (DEFICIT)

CURRENT LIABILITIES
Lines of credit	$49,828	$73,461
Accounts payable	83,691	24,150
Accrued compensation and payroll taxes	85,349	23,831
Current maturities of notes payable	105,143	141,520
Advances from member	34,398	9,209
TOTAL CURRENT LIABILITIES	358,409	272,171

Notes payable, net of current maturities	51,787	69,704

TOTAL LIABILITIES	410,196	341,875

COMMITMENTS AND CONTINGENCIES

MEMBER'S EQUITY (DEFICIT)
Member's equity (deficit)	(69,317)	65,921

TOTAL MEMBER'S EQUITY (DEFICIT)	(69,317)	65,921

TOTAL LIABILITIES AND MEMBER'S EQUITY	$340,879	$407,797

F-11

SleepHealth, LLC and Subsidiaries

Consolidated Statements of Operations

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
REVENUE	$298,645	$312,056	$579,080	$631,568

COST OF REVENUE	210,663	227,907	415,295	431,243
Gross Profit	87,982	84,149	163,785	200,325

OPERATING EXPENSES
General and administrative	84,881	93,028	210,806	180,353
Total Operating Expenses	84,881	93,028	210,806	180,353

INCOME (LOSS) FROM OPERATIONS	3,101	(8,879)	(47,021)	19,972

OTHER INCOME (EXPENSE)
Interest expense	(4,093)	(1,945)	(8,463)	(2,865)

NET INCOME (LOSS)	$(992)	$(10,824)	$(55,484)	$17,107

F-12

SleepHealth, LLC and Subsidiaries

Consolidated Statements of Cash Flows

For the Six Months Ended June 30,

(unaudited)

	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(55,484)	$17,107
Adjustment to reconcile net loss to cash used in operating activities
Depreciation	29,176	43,415
Increase (decrease) in working capital items
Accounts receivable	(6,439)	40,093
Shareholder advances	21,189	6,000
Accounts payable	52,682	(3,766)
Accrued compensation and expenses	33,238	(15,631)
Other	(4,386)	(19,122)

Net cash provided by operating activities	69,976	68,096

CASH FLOWS FROM INVESTING ACTIVITIES
Cost of equipment	(39,956)	-

Net cash used in investing activities	(39,956)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on equipment loans	(7,314)	(48,995)
Proceeds from lines of credit	4,583	5,593
Distributions to member	-	(9,985)
Payments on loan from former non-controlling interest	(27,237)	(574)

Net cash used by financing activities	(29,968)	(53,961)

NET INCREASE IN CASH	52	14,135

CASH - BEGINNING OF YEAR	22,024	13,763

CASH - END OF PERIOD	$22,076	$27,898

Cash paid during the period for interest	$8,463	$2,865

F-13

SleepHealth, LLC and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2012 and 2011

NOTE 1- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

History and Nature of Business

SleepHealth, LLC (the “Company”) was organized in 2002 by Ailene Miller as a limited liability company in the state of Georgia. Ms. Miller is the sole owner of SleepHealth, LLC. The Company provides sleep management services to patients in hospitals and physicians’ offices in the state of Georgia.

SleepHealth North Carolina, LLC was organized in 2007 as a limited liability company, also in the state of Georgia, and was owned equally by the Company and Michael Dyer. SleepHealth North Carolina, LLC provides sleep management services to patients in hospitals and physicians’ offices in the states of North Carolina and South Carolina. In June 2011, the Company purchased Mr. Dyer’s ownership interest in SleepHealth North Carolina, LLC (Note 7).

Principles of Consolidation

The consolidated financial statements are composed of SleepHealth, LLC, SleepHealth North Carolina, LLC, SleepHealth Texas, LLC, (“Texas”), SleepHealth Partners, LLC and Children’s Sleep Centers, Inc. (collectively “the Company”). All material intercompany transactions have been eliminated. Operations for SleepHealth Texas, LLC were discontinued in 2010 and it was administratively dissolved in September 2012. Revenue from Texas was never material and a separate presentation of discontinued operations has not been provided. SleepHealth Partners, LLC and Children’s Sleep Centers, Inc. had no activity during 2010 when both entities were administratively dissolved.

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles of the United States of America (“GAAP”) for interim financial information in accordance with Securities and Exchange Commission ("SEC") rules and regulations.  Accordingly, certain information and footnotes required by GAAP for complete financial statements may be condensed or omitted.  These interim financial statements should be read in conjunction with our audited financial statements and notes thereto included above.  In the opinion of management, these financial statements contain all adjustments (which comprise only normal and recurring accruals) necessary to present fairly the financial position and results of operations as of and for the three and six month periods ended June 30, 2012 and 2011.

These interim consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern. The audit report relating to the Consolidated Financial Statements for the year ended December 31, 2011 and 2010 contain an explanatory paragraph regarding the Company’s ability to continue as a going concern.

NOTE 2 – REVENUE

Revenue is attributable to fees for providing services, primarily sleep disorder testing, therapeutic titrations and clinical management. Most agreements include a fee per patient and type of study performed. The agreements may also include a fixed monthly fee for equipment. Fees associated with services are recognized in the period services are rendered and earned under service arrangements with clients where service fees are fixed or determinable and collectability is reasonably assured. Service fees are determined based on written price quotations or service agreements having stipulated terms and conditions that do not require management to make any significant judgments or assumptions regarding any potential uncertainties.

NOTE 3 – SUBSEQUENT EVENTS

The Company evaluated subsequent events through December 14, 2012, when these consolidated financial statements were available to be issued. The Company is not aware of any significant events, other than the event described below that would require disclosure or have a material impact on the consolidated financial statements.

F-14

On September 13, 2012, the Company entered into an LLC Ownership Interest Purchase Agreement with Vystar Corporation and sold all outstanding membership and ownership interests of the Company for consideration of:

•	$53,734 cash
•	a promissory note in the principal amount of $33,735 payable in 12 equal monthly payments together with interest at an annual rate of 5%
•	636,098 shares of Vystar Corporation Common Stock.
•	In addition, Vystar Corporation agreed to pay an additional $40,993 in the event that SleepHealth’s EBITDA (earnings before interest, taxes, depreciation and amortization) for the year ended December 31, 2012, is equal to or greater than $129,140.

F-15